                                                                     EXHIBIT 4.2


================================================================================




         Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (THE "RESALE RESTRICTION TERMINATION DATE") RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE, EXCEPT (A) TO THE COMPANY, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH THE RESALE PROVISIONS OF RULE 144A, (C) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE RESALE LIMITATIONS PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (BASED UPON AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS) SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS
NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.




================================================================================

                               CINEMARK USA, INC.

               9-5/8% Series C Senior Subordinated Notes due 2008

         No. N-1                                                     $75,000,000
                                                                CUSIP #172441AG2

         Cinemark USA, Inc., a Texas corporation (the "Company")

         promises to pay to CEDE & CO.

         or registered assigns,

         the principal sum of SEVENTY FIVE MILLION Dollars on August 1, 2008

         Interest Payment Dates: February 1 and August 1, commencing on August

         1, 1997.

         Record Dates:  January 15 and July 15

                                        Dated: June 26, 1997

                                        CINEMARK USA, INC.


                                        By:
                                           ------------------------------
                                        Name:
                                        Title:


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the
Notes referred to in the
within-mentioned Indenture:


U.S. TRUST COMPANY OF TEXAS, N.A.
 as Trustee

By:
   ----------------------------------
         Authorized Signatory


Dated: June 26, 1997

               9-5/8% Series C Senior Subordinated Notes due 2008



         Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. The Notes will be limited in aggregate principal amount to $75 million and will mature on August 1, 2008. The Company promises to pay interest on the principal amount of this Note from June 26, 1997 until maturity. The Company will pay interest semi-annually on February 1 and August 1 of each year, commencing August 1, 1997, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue at the rate of 9-5/8% per annum from the most recent date to which interest has been paid or, if no interest has been paid, from the Initial Issuance Date. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law to the extent that such interest is an allowed claim enforceable against the debtor under such Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding any other provision of the Indenture or this Note: (i) accrued and unpaid interest on the Series C Notes being exchanged in the Exchange Offer shall be due and payable on the next Interest Payment Date for the Series D Notes following the Exchange Offer,
(ii) interest on the Series D Notes to be issued in the Exchange Offer shall accrue from the date the Exchange Offer is consummated and (iii) the Series D Notes shall have no provisions for Liquidated Damages.

         2. METHOD OF PAYMENT. The Company shall pay the principal of, and premium and interest on, the Notes on the dates and in the manner provided herein and in the Indenture. Principal of, and premium and interest on, Definitive Notes will be payable, and Definitive Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose. Principal of, and premium and interest on, Global Notes will be payable by the Company through the Trustee to the Depository in immediately available funds. Holders of Definitive Notes will be entitled to receive interest payments by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder. If wire instructions have not been received by the Trustee with respect to any Holder of a Definitive Note, payment of interest may be made by check in immediately available funds mailed to such Holder at the address set forth upon the Register maintained by the Registrar.

         3. PAYING AGENT AND REGISTRAR. Initially, U.S. Trust Company of Texas, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity, except that none of the Company, its Subsidiaries or their Affiliates shall act (i) as Paying Agent in connection with any redemption, offer to purchase, discharge or defeasance, as otherwise specified in the Indenture, and
(ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

         4.      INDENTURE.

         The Company issued the Notes under an Indenture dated as of June 26,1997 (as such may be amended, supplemented or restated from time to time, the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are general unsecured obligations of the Company limited to $75 million in aggregate principal amount.

         The payment of principal of, and premium, if any, and interest on, and other Obligations evidenced by, the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all present and future Senior Indebtedness (as defined in the Indenture) of the Company. Each Holder of this Note, by accepting the same,
(i) agrees to such provisions, (ii) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (iii) appoints the Trustee to act as attorney-in-fact for any and all such purposes.

         5.      OPTIONAL REDEMPTION.

          The Notes will not be redeemable at the Company's option prior to August 1, 2001, except as provided below. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve month period beginning on August 1 of the years indicated below:

        YEAR                                                    PERCENTAGE
        ----                                                    ----------
        2001  . . . . . . . . . . . . . . . . . . . . . . . . .   104.813%
        2002  . . . . . . . . . . . . . . . . . . . . . . . . .   102.406%
        2003 and thereafter . . . . . . . . . . . . . . . . . .   100.000%

          Notwithstanding the foregoing, on and prior to August 1, 1999, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally outstanding at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of one or more Equity Offerings of the Company or, if applicable, a Parent, as described in Section 3.7 of the Indenture; provided that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption (but such unredeemed Notes may be redeemed pursuant to the optional redemption procedure described in the immediately preceding paragraph; and provided, further, that such notice of redemption shall be given not later than 30 days, and such redemption shall occur not later than 90 days, after the date of the closing of any such Equity Offering. On and after the redemption date, interest ceases to accrue on the Notes or portions thereof called for redemption.

          Notwithstanding the two preceding paragraphs, the Company shall not optionally redeem the Notes unless, substantially concurrently with such redemption, the Company redeems an aggregate principal amount of the Original Notes (rounded to the nearest integral multiple of $1,000) equal to the product of (A) a fraction, the numerator of which is the aggregate principal amount of the Notes to be so redeemed and the denominator of which is the aggregate principal amount of the Notes outstanding immediately prior to such proposed redemption and (B) the aggregate principal amount of the Original Notes outstanding immediately prior to such proposed redemption. The Company shall not optionally redeem the Original Notes unless, substantially concurrently with such redemption, the Company redeems an aggregate principal amount of the Notes (rounded to the nearest integral multiple of $1,000) equal to the product of (A) a fraction, the numerator of which is the aggregate principal amount of the Original Notes to be so redeemed and the denominator of which is the aggregate principal amount of the Original Notes outstanding immediately prior to such proposed redemption and (B) the aggregate principal amount of the Notes outstanding immediately prior to such proposed redemption.

          6.   MANDATORY REDEMPTION.

          Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

          7.   REPURCHASE AT OPTION OF HOLDER.

          (a) Upon a Change of Control, the Company shall be required to make an offer to Holders to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase as provided in, and subject to the terms of, the Indenture.

          (b) If the Company or any Restricted Subsidiary consummates any Asset Disposition, the Company may be required, subject to the terms and conditions of the Indenture, to utilize a certain portion of the proceeds received from such Asset Disposition to repurchase Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued interest thereon to the date of purchase.

          8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          9. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

          10. UNCLAIMED MONEY . If money for the payment of principal, premium or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          11. DEFEASANCE PRIOR TO REDEMPTION OR MATURITY. Subject to certain conditions contained in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the principal of, and premium and interest on, the Notes to redemption or maturity, as the case may be.

          12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA as then in effect.

          13. DEFAULTS AND REMEDIES. Events of Default include: (i) default by the Company in the payment of (A) the principal of (or premium, if any, on) any Notes when the same becomes due and payable at maturity, by acceleration or otherwise, (B) the redemption price on any redemption date, or (C) the Change of Control Offer Price or the Net Proceeds Offer Price on the applicable Offer Purchase Date relating to such Offer; (ii) default by the Company in the payment of interest on any Note when the same becomes due and payable, which default continues for a period of 30 calendar days; (iii) failure by the Company or any Subsidiary of the Company to comply with any of its covenants or agreements in the Notes or the Indenture (other than those referred to in clauses (i) and (ii) above), which failure continues for 45 calendar days after receipt by the Company of a Notice of Default specifying such Default; (iv) an event of default on any other Indebtedness for borrowed money of the Company or any of its Restricted Subsidiaries having an aggregate amount outstanding in excess of $5 million which default (A) is caused by a failure to pay when due (after giving effect to any grace periods) any principal of, or premium, if any, or interest on, such Indebtedness or (B) has caused the holders thereof to declare such Indebtedness due and payable in advance of its scheduled maturity;
(v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary of the Company; or (vi) the rendering of final non-appealable judgments for the payment of money which in the aggregate exceed $5 million (net of applicable insurance coverage which is acknowledged in writing by the insurer) against the Company or any Significant Subsidiary of the Company by a court and which remain unstayed or undischarged for a period of 60 calendar days.

          A Default under clause (iii) of the immediately preceding paragraph is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the Notes at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default within 45 days after receipt of such notice. Notwithstanding the foregoing, if an Event of Default specified in clause (iv) of the immediately preceding paragraph occurs and is continuing, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be annulled and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if (i) the Indebtedness that is the subject of such Event of Default has been repaid, or (ii) the default relating to such Indebtedness is waived or cured (and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness). If any Event of Default under clauses (i), (ii), (iii), (iv) or
(vi) of the immediately preceding paragraph occurs and is continuing, then the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare the unpaid principal of, and any accrued interest on, all the

Notes to be due and payable immediately. If any Event of Default with respect to the Company specified in clause (v) of the immediately preceding paragraph occurs, all outstanding principal and interest on the Notes shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee and to the Company, may rescind an acceleration (except an acceleration due to a default in payment of the principal of, or premium or interest on, any of the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium or interest that have become due solely because of the acceleration) have been cured or waived.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect any payment due, or to enforce the performance of any provision, under the Notes or the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.
Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except under clauses (i) or (ii) above) if it determines that withholding notice is in their interest.

          14. TRUSTEE'S DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee, subject to the provisions of TIA Section 310.

          15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, agent, manager, incorporator, stockholder or other Affiliate of the Company, as such, shall not have any liability for any obligations of the Company under any of the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

          19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          20. GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED AND CONSTRUED BY THE INTERNAL LAW OF THE STATE OF NEW YORK.

          21. SUCCESSOR CORPORATION. In the event a successor corporation assumes all the obligations of the Company under the Notes and the Indenture, pursuant to the terms thereof, the Company will be released from all such obligations.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

               Cinemark USA, Inc.
               7502 Greenville Avenue
               Suite 800
               Dallas, Texas  75231
               Phone No.:  (214) 696-1644
               Telecopier No.:  (214) 369-9972
               Attention:  General Counsel

                                ASSIGNMENT FORM


          To assign this Note, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                 (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
            (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________


Date: _________________________       Your Name:________________________________
                                        (Print your name exactly as it appears
                                        on the face of this Note)
                                      Your Signature:___________________________
                                        (Sign exactly as your name appears on
                                        the face of this Note)

                                      Signature Guarantee*:_____________________






____________________________
  * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you elect to have this Note purchased by the Company pursuant to
Section 4.10 or Section 4.14 of the Indenture, check the appropriate box below:

             Section 4.10                         Section 4.14

          If you elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount (in minimum denominations of $1000 or integral multiples thereof) you elect to have purchased: $___________


Date:__________________________      Your Name:_________________________________
                                               (Print your name exactly as it
                                               appears on the face of this Note)

                                     Your Signature:____________________________
                                                    (Sign exactly as your name
                                                    appears on the Note)

                                     Social Security or Tax Identification
                                     No.:_______________________________________


                                     Signature Guarantee*:______________________







_______________________________________
     * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                    SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE

          The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                     Principal Amount of this        Signature of
                      Amount of decrease in  Amount of increase in         Global Note          authorized officer of
                       Principal Amount of    Principal Amount of    following such decrease       Trustee or Note
   Date of Exchange     this Global Note       this Global Note           (or increase)               Custodian
   ----------------   ---------------------  ---------------------   ------------------------   ---------------------
